Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PREDECESSOR AUDITOR)

We consent to the incorporation by reference in Registration Statement No. 333-273424 on Form S-8 of our report dated June 24, 2024, relating to the financial statements and supplemental schedules of the Umpqua Bank 401(k) and Profit Sharing Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Portland, Oregon
June 27, 2025